EXHIBIT 10.1
DEMAND NOTE

$225,000.00	Bothell, Washington June 13, 2007
     1. The Loan. For value received, NORTHWEST BIOTHERAPEUTICS, INC., a Delaware corporation (the “Issuer”), promises to pay to the order of TOUCAN PARTNERS, LLC., a limited liability company organized under the laws of the State of DELAWARE (the “Lender”), on demand on any business day the principal amount of Two Hundred and Twenty-Five Thousand Dollars and No Cents ($225,000.00), together with such interest thereon as is then accrued but unpaid and, further, to pay interest thereon as hereinafter required. The Lender may at any time or from time to time, upon at least two business days’ notice to the Issuer, demand payment of all or any portion of the outstanding principal amount hereof and the Issuer shall thereupon pay to the order of the Lender such principal amount so demanded, together with accrued and unpaid interest thereon to the date of such payment. Additionally, without the requirement of any notice or demand by the Lender, on the date that Issuer’s common stock is admitted for trading on AIM, which date is currently expected to be June 22, 2007, the Issuer shall thereupon pay to the order of the Lender all of the outstanding principal amount hereof, together with accrued and unpaid interest thereon to the date of such payment. The term “business day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.
     2. Interest. The outstanding principal amount under this Demand Note shall bear interest, for each day from (and including) the date hereof to (but excluding) the date on which such outstanding principal amount hereof becomes due as a result of a demand or is prepaid in full, at a rate per annum equal to 10%. Such interest shall be due and payable on the last business day of each September and March of each calendar year during the term of this Demand Note (commencing with the last business day of September 2007). Any overdue principal of and, to the extent permitted by law, overdue interest on any such amount shall bear interest, payable on demand, for each day from the date payment thereof was due pursuant to the provisions hereof until paid at the rate per annum equal to the greater of (a) 12% and (b) the sum of (i) 3% and (ii) the Prime Rate for each such day. The term “Prime Rate” means the rate of interest publicly announced by Citibank, N.A. in New York City from time to time as its Prime Rate. All interest accruing hereunder shall be calculated on the basis of the actual days elapsed in a year of 365 or 366 days, as applicable.
     3. Prepayments. The Issuer may, upon at least two business days’ notice to the Lender, prepay the principal amount of this Demand Note (in whole but not in part) together with accrued but unpaid interest thereon to the date of prepayment.
     4. Obligations Absolute. The obligations of the Issuer hereunder shall be unconditional and absolute and shall not be released, discharged or otherwise affected by the existence of any claim, set-off or other rights that the Issuer may have at any time against the Lender, any affiliates of the Lender or any other corporation, entity or person.
(Demand Note Signature Page)

     5. Payments. The payment of the principal amount hereof and interest thereon shall be made in lawful money of the United States of America in immediately available funds to the Lender at such place as Lender may designate from time to time. Such payments shall be made without set-off or deduction of any kind. Any payments made hereunder shall be allocated first to accrued interest, if any, and the remainder of such payment, if any, shall be allocated to principal.
     6. Representations and Warranties. The Issuer represents and warrants that:
          (a) No Contravention. The execution, delivery and performance by the Issuer of this Demand Note will not contravene, or constitute a default under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Issuer or result in the creation or imposition of any lien or encumbrance on any asset of the Issuer.
          (b) Binding Effect. This Demand Note constitutes a valid and binding obligation of the Issuer, enforceable in accordance with its terms.
     7. Miscellaneous.
          (a) No Waivers. No waiver of any provision of, or consent or approval required by, this Demand Note, nor any consent to or approval of any departure herefrom, shall be effective unless it is in writing and signed by the party against whom enforcement of any such waiver, consent or approval is sought. Such waiver, consent or approval shall be effective only in the specific instance and for the purpose for which given. Neither the failure of either party to enforce, nor the delay of either party in enforcing, any condition, provision or part of this Demand Note at any time shall be construed as a waiver of that condition, provision or part or forfeit any rights to future enforcement thereof. No action taken pursuant to this Demand Note, including any investigation by or on behalf of either party hereto, shall be deemed to constitute a waiver by the party taking action of compliance by the other party with any representation, warranty, covenant or agreement contained herein.
          (b) Collection Fees. If the Issuer fails to make payment on this Demand Note when due and Lender is required to commence legal proceedings to cause such payment, the Issuer shall pay to Lender all of the unpaid principal and interest as well as all costs of counsel, expert fees, court costs and other expenses incurred by the Lender in connection with such recovery efforts.
          (c) Waivers of Certain Notices. The Issuer hereby waives presentment for payment, demand, protest, notice of protest, notice of dishonor and any other notice not expressly provided for herein.
          (d) Notices. Any and all notices given in connection with this Demand Note shall be deemed properly given only if in writing and addressed to the party for whom such notices are intended at the address set forth below. All notices shall be sent by personal delivery, facsimile transmission or nationally recognized overnight courier. A written notice shall be deemed to have been given to the recipient party on the earlier of: (i) the date it shall be delivered (including by facsimile transmission) to the address required by this Demand

Note; (ii) the date delivery shall have been refused at the address required by this Demand Note; or (iii) with respect to notices sent by courier service, the date as of which the courier service shall have indicated such notice to be undeliverable at the address required by this Demand Note. Any and all notices referred to in this Demand Note, or which either party desires to give to the other, shall be addressed as follows:

To the Issuer:	Northwest Biotherapeutics, Inc. 18701 120th Avenue, NE Suite 101 Bothell, Washington 98011 Fax: (425) 608-3009

To Lender:	Toucan Capital, LLC 7600 Wisconsin Avenue Suite 700 Bethesda, MD 20814 Fax: (240) 497-4065
The Issuer or the Lender may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent. Notwithstanding anything herein to the contrary, a delivery of a notice pursuant to the terms of this Demand Note to an address, or by means of delivery, other than as specified above shall, if actually received by such party, be deemed given to the recipient party as of the date of such receipt.
          (e) Amendments. This Demand Note may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered by the parties hereto in accordance with Section 6(d).
          (f) Successors and Assigns. The provisions of this Demand Note shall be binding upon and inure to the benefit of the Issuer and the Lender and their respective permitted successors and assigns, except that the Issuer may not assign its rights or delegate its obligations under this Demand Note, in whole or in part, without the prior written consent of the Lender.
          (g) Governing Law; Consent to Jurisdiction; Service of Process. This Demand Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Demand Note to the substantive law of another jurisdiction. The Issuer consents and agrees that any legal action, suit or proceeding against it with respect to its obligations or liabilities under or arising out of or in connection with this Demand Note may be brought in any applicable court in the State of Delawaret and unconditionally submits to the exclusive jurisdiction of each of the aforesaid courts in personam, with respect to any such, action, suit or proceeding. The Issuer hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any applicable court in the State of Delaware and any claim or defense that any such suit, action or proceeding has been brought in an inconvenient forum. The Issuer irrevocably consents to process being served in any such suit, action or proceeding by delivering a copy thereof to it (by hand or overnight courier) at the address specified pursuant to Section 6(d). The Issuer agrees that such service (i) shall be deemed in every respect effective service of process upon such Issuer in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon the Issuer. The Issuer agrees that a judgment in any such suit, action or proceeding brought in any applicable court in the State of Delaware shall be conclusive and binding upon the Issuer and may be enforced in any other court by a suit upon such judgment. Nothing in this Demand Note shall affect or limit any right to serve process in any other manner permitted by law.
          (h) WAIVER OF JURY TRIAL. THE ISSUER AND THE LENDER HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS DEMAND NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.
          (i) Entire Agreement. This Demand Note contains the entire agreement and understanding between the parties with respect to the transactions contemplated by this Demand Note and supersedes all prior agreements or understandings, whether written or oral, between the parties with respect to the subject matter hereof.
          (j) Execution. This Demand Note may be executed by Issuer by the delivery by Issuer by facsimile or other electronic transmission of a copy of the signature page of this Demand Note duly executed by such party. Any copy of this Demand Note so executed by facsimile or other electronic transmission shall be deemed to be an originally executed copy of this Demand Note.
          (k) Cumulative Rights. Except as expressly provided herein, the parties’ respective rights under the various provisions of this Demand Note shall be construed as cumulative, and no one of them is exclusive of the other or exclusive of any rights allowed by law.
[Signature Page Follows]

     IN WITNESS WHEREOF, intending to be legally bound, the Issuer has executed and delivered this Demand Note on the day and year first above written.

NORTHWEST BIOTHERAPEUTICS, INC
By:
	Name:	Alton L. Boynton
	Title:	President & Chief Executive Officer

(Demand Note Signature Page)